                                   EXHIBIT 23
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                     BKD LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, File Numbers 333-03305, 333-03317, 333-125635 and
333-55680 of our report dated March 16, 2007, on the consolidated financial statements of United Bancorp, Inc., as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004, which is included in the Form 10-K of United Bancorp, Inc. and of our report dated March 16, 2007 on United Bancorp, Inc. managements' assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, which is included in the Form 10-K of United Bancorp, Inc.

                                        /S/ BKD LLP
                                        ----------------------------------------
                                        BKD LLP

Indianapolis, Indiana
March 16, 2007


                                     Page 33